UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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AMERICAN DENTAL PARTNERS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN DENTAL PARTNERS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 30, 2004

Fellow American Dental Partners Shareholders:

I am pleased to notify you that the Annual Meeting of Shareholders of American Dental Partners, Inc. (the “Company”) will be held at the offices of Summit Partners located at 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116, on Friday, April 30, 2004, at 1:00 p.m., local time, for the following purposes:

1.	To elect two Class I directors;

2.	To consider a proposal to approve an increase in the number of shares reserved for issuance under the American Dental Partners, Inc. 1996 Directors Stock Option Plan by 125,000 to a total of 385,000;

3.	To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The close of business on March 12, 2004 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. The address of the principal executive office of the Company is 201 Edgewater Drive, Suite 285, Wakefield, Massachusetts 01880.

By Order of the Board of Directors,

Gregory A. Serrao

Chairman, President and Chief

Executive Officer

Wakefield, Massachusetts

March 31, 2004

Whether or not you plan to attend the annual meeting in person, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed envelope which requires no postage if mailed in the United States. If you attend the annual meeting, you may vote in person if you wish, even if you have previously returned your proxy card.

PROXY STATEMENT

GENERAL

This Proxy Statement is being furnished to the holders of Common Stock, $.01 par value, of American Dental Partners, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the office of Summit Partners located at 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116, on Friday, April 30, 2004, at 1:00 p.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy together with the 2003 Annual Report to Shareholders are first being sent to shareholders on or about March 31, 2004.

All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated, the shares will be voted to elect the director nominees set forth under “Election of Directors” and FOR Proposal 1. Any proxy may be revoked at any time prior to its exercise by delivery to the Company of a later dated proxy or by giving notice of revocation to the Company in writing. A shareholder’s presence at the Annual Meeting does not by itself revoke the proxy.

The close of business on March 12, 2004, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On the record date, there were 7,405,386 shares of the Company’s Common Stock outstanding and entitled to vote and approximately 30 shareholders of record. Each share of Common Stock is entitled to one vote. Only holders of Common Stock of record at the close of business on the record date will be entitled to notice of, and to vote at, the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the Company’s Common Stock is necessary to constitute a quorum at the meeting.

ELECTION OF DIRECTORS

The Company currently has seven directors, an increase of one from last year as Gerard M. Moufflet was appointed a director in July 2003. The Board of Directors is divided into three classes, Class I and Class II, with two directors in each class, and Class III, with three directors. The directors in each class are elected to a three-year term. The terms of office of one class of directors expire each year at the annual meeting of shareholders and at such time as their successors are duly elected and qualified. The term of office of the Class I directors expires concurrently with the holding of the Annual Meeting, and the incumbent directors of Class I have been nominated by the Board of Directors for re-election. The Board of Directors has determined that all members other than Gregory A. Serrao and Gregory T. Swenson, D.D.S. are independent under the new listing standards of The Nasdaq Stock Market, Inc. (the “Nasdaq Rules”).

There is no cumulative voting in the election of directors, and nominees receiving a plurality of the votes duly cast will be elected (i.e. the nominee receiving the greatest number of votes will be elected). Abstentions and broker non-votes will not be counted in favor of or against any nominee. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

At the Annual Meeting, Common Stock represented by proxies, unless otherwise specified, will be voted to elect the nominees named below as Class I directors each for a three-year term expiring in 2007. In the event that the nominees named below as Class I directors are unable to serve (which is not expected), the persons named in the proxy may vote for another nominee using their judgment.

Class I Directors

(Nominees for Election with Term Expiring in 2007)

Gregory T. Swenson, D.D.S.	Director since 1996
Dr. Swenson has been President of PDHC, Ltd. (d/b/a Park Dental) since November 1996. He was Chairman and Chief Executive Officer of Park Dental from 1983 until November 1996. Age 69.

Robert E. Hunter, D.M.D.	Director since 2002
Dr. Hunter has been President and Chief Executive Officer of DentaQuest Ventures, Inc., a for-profit subsidiary of Delta Dental Plan of Massachusetts, since 1988. He is a member of the Board of Overseers for the Malcolm Baldridge National Quality Award and the former President of Mass Excellence. Age 67.

Set forth below is information relating to directors whose terms will continue after the Annual Meeting.

Class II Directors

(Term Expiring in 2005)

James T. Kelly	Director since 1997
Mr. Kelly retired in May 2000 as Chairman of the Board of Lincare Holdings Inc., a provider of home respiratory therapy services. Mr. Kelly also serves as Director of AmeriPath Inc. and HMS Holdings Corp. Age 57.

Martin J. Mannion	Director since 1996
Mr. Mannion is Managing Partner of Summit Partners, a private equity capital firm, where he has been employed since 1985. Age 44.

Class III Directors

(Term Expiring in 2006)

Gerard M. Moufflet	Director since 2003
Mr. Moufflet is Founder, President and Chief Executive Officer of Acceleration International Corporation, a private equity firm which invests in the health care sector in the United States and Europe, where he has been employed since 2002. From 1989 to 2001, Mr. Moufflet was a Managing Director at Advent International, a private equity firm. Age 60.

Derril W. Reeves	Director since 1997
Mr. Reeves is Executive Vice President of Development of Surgis, Inc., an outpatient surgery center company where he has been employed since July 2001. From January 1998 until June 2000, Mr. Reeves served as Vice Chairman of the Board of Directors and Chief Development Officer of PhyCor, Inc. On January 31, 2002, Phycor, Inc. filed a voluntary petition for reorganization relief and a pre-negotiated reorganization plan under Chapter 11 of the United States Bankruptcy Code. This reorganization plan was approved on July 6, 2002 by the U.S. Bankruptcy Court for the Southern District of New York. Age 60.

Gregory A. Serrao	Director since 1995
Mr. Serrao is Founder, President and Chief Executive Officer of the Company and has been Chairman since October 1997. From 1992 until 1995, Mr. Serrao served as the President of National Specialty Services, Inc., a subsidiary of Cardinal Health, Inc.

Board of Directors Committees and Meetings

The Board of Directors has established a Compensation Committee, an Audit Committee, a Directors Stock Option Plan Committee and a Nominating Committee.

Board Committees
	Board of Directors	Compensation	Audit	Directors Stock Option Plan	Nominating
2003 Activity (a)	4 Meetings	5 Meetings	5 Meetings	No Meetings	No Meetings
	3 Actions by	2 Actions by	5 Actions by	3 Actions by	No Actions by
	Written Consent	Written Consent	Written Consent	Written Consent	Written Consent (b)
Robert E. Hunter, D.M.D.	Independent (c)	Member	—	—	—
James T. Kelly	Independent (c)	—	Chairman (d) (e)	—	—
Martin J. Mannion	Independent (c)	Member	—	—	—
Gerard M. Moufflet	Independent (c)	—	Member (d) (e)	—	Member
Derril W. Reeves	Independent (c)	Member	Member (e)	—	Member
Gregory A. Serrao	Employee	—	—	Member	—
Gregory T. Swenson, D.D.S.	Employee	—	—	—	—

(a)	Each director attended at least 75% of meetings held by the Board of Directors and the committees on which he served during 2003.
(b)	Nominating Committee established in October 2003.
(c)	Independent under the Nasdaq Rules.
(d)	Messers. Kelly and Moufflet meet the Securities and Exchange Commission criteria of an Audit Committee Financial Expert.
(e)	Independent under the heightened independence standards applicable to audit committee members under the Nasdaq Rules as mandated by the Sarbanes-Oxley Act of 2002.

The Compensation Committee is responsible for approving the compensation of executive officers of the Company and administering the Company’s stock option plans other than the Amended and Restated 1996 Directors Stock Option Plan.

The Audit Committee is responsible for the appointment of the Company’s independent auditors, approval of all audit and permitted non-audit services of the independent auditors, supervision of the annual audit of the Company’s consolidated financial statements by the independent auditors and related matters. On March 11, 2004, the Company’s Board of Directors adopted an Amended and Restated Audit Committee Charter, which is included as Appendix A to the Proxy Statement.

The Directors Stock Option Plan Committee is responsible for administering the Amended and Restated 1996 Directors Stock Option Plan.

In October 2003, the Board of Directors established a Nominating Committee and in March 2004, adopted a Nominating Committee Charter that had been approved and recommended for adoption by the Nominating Committee. A copy of the Nominating Committee Charter is included as Appendix B to the Proxy Statement. The Company also anticipates making a copy of the charter available on the Company’s website, www.amdpi.com, in the future.

The purposes of the Nominating Committee are to assist the Board of Directors by identifying individuals qualified to become Board members and to select or recommend to the Board nominees for election to the Board. The Nominating Committee recommended to the Board that the incumbent Class I directors be nominated for re-election to the Board at the Annual Meeting.

The Nominating Committee Charter requires that the committee shall consist of one or more directors, each of whom shall be an independent director, as defined by the Nasdaq Rules. Pursuant to that charter the Nominating Committee has the responsibility for, among other things, assessing the qualifications of proposed nominees to the Board, taking into account their qualifications as independent, as well as age, skill, and experience in the context of the needs of the Board. At a minimum, Board members should share the values of the Company and possess high personal and professional integrity, the ability to exercise sound business judgment, and the availability and willingness to devote sufficient time to Board activities. The Nominating Committee may establish additional minimum qualifications for director nominees as it deems appropriate.

In addition, the Nominating Committee Charter provides that the Nominating Committee will consider individuals recommended by the Company’s shareholders for membership on the Board under certain conditions. To be considered, a recommendation must be made in a written notice addressed to the Chairman of the Board of the Company at the Company’s corporate offices, including, at a minimum, the following items, or such additional or other items as may be determined by the Nominating Committee from time to time: (a) the name and address (as they appear on the Company’s books) and telephone number of the shareholder making the recommendation, including information on the number of shares owned, and if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; (b) the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience, and qualifications of that individual; (c) a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; (d) the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, or with any competitor of the Company, whether direct or indirect; and (e) if known to the shareholder, any material interest of such shareholder or individual being recommended in any business or proposals to be presented at the Company’s next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).

Since the Nominating Committee decided to recommend the re-election of incumbent directors to the Board, it has not yet established a specific process for identifying other potential nominees, other than the procedures described above for shareholder recommendations. Subject to those procedures, the Nominating Committee anticipates evaluating all nominees on the same basis.

The Board of Directors has not established a policy for Director attendance at the Company’s Annual Meeting of Shareholders. Messers. Serrao and Mannion attended the Company’s 2003 Annual Meeting of Shareholders.

Compensation of Directors

Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. In 2003, each non-employee director, other than Mr. Mannion, received a retainer of $4,465 per quarter, and a fee of $1,000 for attending each Board of Directors’ meeting and $500 for attending each committee meeting. In 2004, each non-employee director, other than Mr. Mannion, will receive a retainer of $4,500 per quarter, and a fee of $1,150 for attending each Board of Directors’ meeting and $1,000 for attending each committee meeting. The Audit Committee Chairman also will receive an annual retainer of $5,000. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof. In addition, directors who are not employees are eligible to receive options under the Company’s 1996 Amended and Restated Directors Stock Option Plan. These options are issued at such times and in such amounts as may be determined by the Directors Stock Option Plan Committee.

The following table sets forth all grants of stock options to the Board of Directors other than Mr. Serrao during 2003:

	Number of Securities Underlying Options	Exercise Price Per Share	Expiration Date
Robert E. Hunter, D.M.D.	9,000	$8.98	7/3/13
James T. Kelly	9,000	$8.98	7/3/13
James T. Kelly	10,000	$9.06	9/15/13
Martin J. Mannion	9,000	$8.98	7/3/13
Martin J. Mannion	5,000	$9.06	9/15/13
Gerard M. Moufflet	9,000	$8.97	7/1/13
Gerard M. Moufflet	5,000	$9.06	9/15/13
Derril W. Reeves (1)	13,950	$8.98	7/3/13
Derril W. Reeves	5,000	$9.06	9/15/13
Gregory T. Swenson, D.D.S. (1)	19,620	$8.98	7/3/13

(1)	Includes 4,950 and 10,620 options for Mr. Reeves and Mr. Swenson, respectively, granted as part of the Company's one-time stock option exchange program.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of Common Stock as of March 12, 2004, by: (i) each person who is known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director; (iii) the Company’s Chief Executive Officer and the four other most highly compensated executive officers named in the Summary Compensation Table; and (iv) the Company’s directors and executive officers as a group. All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated.

	Shares Benefically Owned
	Number	Percentage
Summit Ventures (2)(3)	2,383,013	32.1%
Martin J. Mannion (2)(3)	2,383,013	32.1%
Stadium Capital Partners, L.P. (4)	1,371,760	18.5%
Gregory A. Serrao (3)(5)	684,240	8.8%
Times Square Capital Management, Inc. (6)	613,500	8.3%
J.P. Morgan Chase & Co. (7)	535,700	7.2%
Gregory T. Swenson, D.D.S. (3)(8)	285,998	3.8%
Breht T. Feigh (3)	96,257	1.3%
Michael J. Vaughan (3)	79,043	1.1%
Jesely C. Ruff, D.D.S. (3)	68,892	*
James T. Kelly (3)	33,650	*
Derril W. Reeves (3)	31,151	*
Paul F. Gill (3)	22,898	*
Robert E. Hunter, D.M.D. (3)	2,763	*
Gerard M. Moufflet	—	*
All executive officers and directors as a group (17 persons) (9)	4,263,410	52.4%

*	less than 1%
(1)	This table includes for each person or group of persons shares of Common Stock that may be purchased by such person or group pursuant to options which are currently exercisable or exercisable within 60 days of March 12, 2004. As of such date, a total of 7,405,386 shares of Common Stock were outstanding and options for 912,914 shares were exercisable.
(2)	Represents 2,272,016 and 89,746 shares of Common Stock owned by Summit Ventures IV, L.P. and Summit Investors II, L.P., respectively. Summit Partners is affiliated with both limited partnerships. Mr. Mannion, a Director of the Company, is a general partner of Summit Partners. The address of Summit Partners and Mr. Mannion is 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(3)	Includes options for 21,251 shares for Mr. Mannion, 349,740 shares for Mr. Serrao, 65,363 shares for Dr. Swenson, 74,415 shares for Mr. Feigh, 74,921 shares for Mr. Vaughan, 18,563 for Dr. Ruff, 33,651 shares for Mr. Kelly, 28,151 shares for Mr. Reeves, 18,310 shares for Mr. Gill and 2,063 for Dr. Hunter, respectively, which are currently exercisable or exercisable within 60 days of March 12, 2004.
(4)	The address for Stadium Capital Partners, L.P. is 2483 East Bayshore Road, Suite 202, Palo Alto, California 94303.
(5)	Includes 22,190 shares owned by a family trust, of which Mr. Serrao is the grantor and trustee, 7,500 shares held by Mr. Serrao’s minor children and 5,000 shares held by Mr. Serrao’s wife. The address for Mr. Serrao is American Dental Partners, Inc., 201 Edgewater Drive, Suite 285, Wakefield, Massachusetts 01880.
(6)	The address for Times Square Capital Management, Inc. is Four Times Square, 25th Floor, New York, New York 10036.
(7)	The address for J.P. Morgan Chase & Co. is 270 Park Ave., New York, NY 10017.
(8)	Includes 87,760 shares owned by a family trust, of which Dr. Swenson is the grantor.
(9)	Includes options for 724,273 shares for all executive officers and directors as a group which are currently exercisable or exercisable within 60 days of March 12, 2004.

EXECUTIVE COMPENSATION

Set forth below is summary information regarding the annual and long-term compensation of the Company’s chief executive officer and the four other most highly compensated executive officers of the Company.

Summary Compensation Table

	Annual Compensation				Number of Securities Underlying Options (2)
	Year	Salary	Bonus	Other Annual Compensation (1)		All Other Compensation (3)
Gregory A. Serrao	2003	$350,000	$208,000	$—	180,929	$15,000
Chairman, President	2002	$337,730	$73,000	$—	21,500	$5,500
and Chief Executive	2001	$300,000	$98,000	$—	13,959	$5,106
Officer

Michael J. Vaughan	2003	$220,000	$160,000	$—	103,353	$97,322
Executive Vice President	2002	$179,538	$29,000	$—	20,500	$5,386
and Chief Operating	2001	$145,000	$29,000	$—	14,442	$4,336
Officer

Breht T. Feigh	2003	$200,000	$88,000	$—	111,830	$5,163
Executive Vice President,	2002	$160,000	$30,000	$—	17,250	$4,669
Chief Financial Officer	2001	$148,750	$30,000	$—	14,218	$3,500
and Treasurer

Jesley C. Ruff, D.D.S.	2003	$163,000	$65,200	$—	2,197	$2,445
Vice President, Chief	2002	$153,000	$19,000	$—	7,360	$2,290
Professional Officer	2001	$148,500	$19,000	$—	23,000	$2,100

Paul F. Gill	2003	$200,000	$15,000	$—	2,312	$8,382
Senior Vice President,	2002	$183,010	$20,000	$—	11,000	$5,043
Regional Operations	2001	$180,000	$20,000	$—	9,442	$4,982

(1)	Except as specifically noted, no named executive officer received prequisites and other personal benefits above the threshold amounts specified in the regulations of the Securities and Exchange Commission.
(2)	Includes options for 172,800 shares for Mr. Serrao and 8,489 shares for Mr. Feigh as part of the Company’s one-time stock option exchange program.
(3)	In 2003, represents matching contributions under the Company’s 401(k) plan, except for auto allowances of $9,000 and $2,400 for Mr. Serrao and Mr. Gill, respectively, and $91,537 of moving and relocation expenses for Mr. Vaughan.

Option Grants in Last Fiscal Year

The following table sets forth all grants of stock options to the executive officers named in the Summary Compensation Table during 2003:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (5)
	Number of Securities Underlying Options	% of Total Options Granted in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%
Gregory A. Serrao (1)	180,929	32%	$8.98	7/3/13	$1,021,791	$2,589,421
Michael J. Vaughan (2)	3,353	1%	$8.65	2/25/13	$18,240	$46,224
Michael J. Vaughan (2)	100,000	18%	$10.00	10/6/13	$628,894	$1,593,742
Breht T. Feigh (3)	11,830	2%	$8.98	7/3/13	$66,809	$169,309
Breht T. Feigh (3)	100,000	18%	$10.00	10/6/13	$628,894	$1,593,742
Jesley C. Ruff, D.D.S. (4)	2,197	*	$8.65	2/25/13	$11,952	$30,288
Paul F. Gill (4)	2,312	*	$8.65	2/25/13	$12,577	$31,873

(1)	Represents 163,431 option grants issued under the Amended and Restated 1996 Stock Option Plan, as amended, and 9,369 option grants issued under the 1996 Time Accelerated Restricted Stock Option Plan, as amended, which become exercisable in equal installments over a two-year period and were granted as part of the Company’s one-time stock option exchange program, and 8,129 option grants issued under the Amended and Restated 1996 Stock Option Plan, as amended, which become exercisable in equal installments over a four-year period. The exercise price of such options is no less than the fair market value of the Company’s Common Stock on the date of grant.
(2)	All option grants were issued under the Amended and Restated 1996 Stock Option Plan, as amended. The exercise price of such options is no less than the fair market value of the Company’s Common Stock on the date of grant. Represents 70,353 option grants which become exercisable in equal installments over a four-year period and 33,000 option grants that became immediately exercisable.
(3)	All option grants were issued under the Amended and Restated 1996 Stock Option Plan, as amended. The exercise price of such options is no less than the fair market value of the Company’s Common Stock on the date of grant. Represents 8,489 option grants which become exercisable in equal installments over a two-year period that were granted as part of the Company’s one-time stock option exchange program, 70,341 option grants which become exercisable in equal installments over a four-year period and 33,000 option grants that became immediately exercisable.
(4)	All option grants were issued under the Amended and Restated 1996 Stock Option Plan, as amended. The exercise price of such options is no less than the fair market value of the Company’s Common Stock on the date of grant. Options become exercisable in equal annual installments over a four-year period.
(5)	These amounts are based on hypothetical appreciation rates of 5% and 10% and are not intended to forecast actual future appreciation of the Company’s Common Stock. No gain to optionees is possible without an actual increase in the price of the Company’s shares, which would benefit all of the Company’s shareholders. All calculations are based on a ten-year option period.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

The following table sets forth the number of securities underlying unexercised options and the value of in-the-money stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2003(1):

	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory A. Serrao	386,525	227,133	$4,278,099	$2,577,960
Michael J. Vaughan	64,097	99,198	$727,501	$1,125,897
Breht T. Feigh	66,548	105,125	$755,320	$1,193,169
Jesley C. Ruff, D.D.S.	13,452	12,789	$98,200	$145,155
Paul F. Gill	13,522	15,632	$153,475	$177,423

(1)	There were no stock options exercised by executive officers named in the Summary Compensation Table during 2003.

Ten-Year Option Repricings

The following table sets forth grants of stock options to the executive officers during 2003 as part of the Company’s one-time stock option exchange program:

	Date	Number of Securities Underlying Replacement Options	Market Price at Time of Replacement Options	Exercise Price of Cancelled Options	Exercise Price of Replacement Options	Length of Original Term Remaining at Date of Cancellation
Ian H. Brock	7/3/03	7,290	$8.98	$14.17	$8.98	4.6 years
Vice President, Finance	7/3/03	1,800	$8.98	$13.00	$8.98	5.2 years

Breht T. Feigh	7/3/03	8,100	$8.98	$14.17	$8.98	4.8 years
Executive Vice President,	7/3/03	389	$8.98	$13.00	$8.98	5.2 years
Chief Financial Officer and Treasurer

Gregory A. Serrao	7/3/03	152,631	$8.98	$14.17	$8.98	4.6 years
Chairman, President	7/3/03	9,369	$8.98	$14.17	$8.98	4.1 years
and Chief Executive Officer	7/3/03	10,800	$8.98	$13.00	$8.98	5.2 years

Compensation Committee Interlocks

Messrs. Mannion, Reeves and Hunter serve as the current members of the Company’s Compensation Committee. There are no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company’s Board of Directors or Compensation Committee.

Certain Relationships and Related Transactions

The Company acquired PDHC, Ltd. (“Park Dental”) pursuant to an Acquisition and Exchange Agreement effective November 12, 1996 (the “Acquisition Agreement”), among the Company, Park Dental and all of the shareholders of Park Dental, including Dr. Swenson, a director of the Company. Under the Acquisition Agreement, the shareholders of Park Dental received an aggregate of $3.3 million in cash, $1.5 million principal amount of Subordinated Notes of the Company and 1,260,000 shares of Common Stock in consideration for the exchange of all of their Park Dental shares. Dr. Swenson received $74,848 in principal and interest payments under the Subordinated Notes in 2003. The Company completed payments under the Subordinated Notes in 2003. The terms and conditions of the acquisition of Park Dental, including the consideration received for the exchange of the Park Dental shares, were based upon arm’s-length negotiations between representatives of the Company and Park Dental including Dr. Swenson.

Peter G. Swenson, Dr. Swenson’s son, is an employee and executive officer of the Company. In 2003, Peter Swenson earned $171,038 in salary and bonus from the Company. The Company expects that Peter Swenson will continue to be employed by, and an executive officer of, the Company in 2004.

The Company entered into registration rights agreements with the former shareholders of Park Dental. These registration rights agreements contain provisions which grant the former shareholders of Park Dental piggyback registration rights in the event the Company registers any of its securities for either itself or for security holders exercising their registration rights.

In connection with the Park Dental transaction, the Company entered into service agreement with the professional corporation, PDG, P.A. (“PDG”), owned in part by Dr. Swenson. This service agreement is on substantially the same terms and conditions as all of the Company’s other service agreements. The amounts received by the subsidiary of the Company under the service agreement with PDG in 2003 was approximately $50,473,000. At December 31, 2003, Dr. Swenson owned approximately 1% of the issued and outstanding capital stock of PDG.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors and consistent with its other responsibilities, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight relating to the accounting and reporting practices of the Company and the quality and integrity of the financial reports provided by the Company. The Audit Committee is composed entirely of directors who are independent under the heightened independence standards applicable to audit committee members under the Nasdaq Rules.

In discharging its oversight responsibility, the Audit Committee engaged of the Company’s independent accountants for their audit of the Company’s consolidated financial statements for the year ended December 31, 2003, approved in advance all audit and non-audit services performed by the Company’s independent accountants, obtained from the independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountant’s independence consistent with Independent Standards Board Standard No. 1, “Independence Discussions With Audit Committee,” discussed with the independent accountants any relationships that may impact their objectivity and independence, and satisfied itself as to the independent accountant’s independence. The Audit Committee also discussed with management and the independent accountants the adequacy and effectiveness of the Company’s accounting and financial controls.

The Audit Committee provided to the independent accountants full access to the Audit Committee, discussed and reviewed with the independent accountants the communications required by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” and discussed and reviewed the results of the independent accountants’ audit of the Company’s financial statements.

The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2003, with management and the independent accountants. Management has the responsibility for the preparation of the Company’s financial statements, and the independent accountants have the responsibility for performing an independent audit of those statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon.

Based upon the reviews, discussions and other activities referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its annual report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

James T. Kelly, Chairman

Gerard M. Moufflet

Derril W. Reeves

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors regularly reviews executive compensation policies and levels, evaluates the performance of management in the context of the Company’s performance and other criteria, and specifically approves the compensation of the Company’s executive officers. The Compensation Committee is composed entirely of directors who are independent under the Nasdaq Rules.

The Compensation Committee’s primary objective with respect to executive compensation is to establish programs which attract and retain key managers and align their compensation with the Company’s overall business strategies, values and performance. To this end, the Compensation Committee has established an executive compensation philosophy which includes the following considerations:

•	An emphasis on performance based compensation that differentiates compensation results based upon varying elements of corporate, operating unit, and individual performance;

•	Recognition of both quantitative and qualitative performance objectives in light of an executive officer’s responsibilities;

•	A mix of short-term cash and long-term stock based compensation.

In light of these considerations, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock option grants) and the compensation package as a whole. Certain of the executive officers have employment agreements that specify certain minimum compensation for those officers. Base salaries for executive officers are determined on the basis of individual performance, level of responsibility and market competitive considerations. The Company’s executive officers are eligible to receive annual cash bonuses in amounts varying as a percentage of base salary depending upon each executive’s level of responsibility and function. Performance objectives are established for each executive officer, including specific quantitative objectives related to improving the Company’s financial performance and other more qualitative and developmental criteria. For executive officers with primary operating unit responsibilities, annual cash bonuses are based primarily on the achievement of specific quantitative objectives related to the financial performance of the operating unit. For executive officers with primary staff or corporate responsibilities, the annual cash bonuses are based on achievement of specific corporate performance objectives as well as individual qualitative criteria. The Company’s executive officers are also eligible to receive grants of stock options under the Company’s Amended and Restated 1996 Stock Option Plan, as amended. Grants under this Plan are designed to align a significant portion of the executive compensation package with the long-term interests of the Company’s shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

Consistent with its desire to continue to provide meaningful longer-term incentives through stock option grants, in 2003 the Compensation Committee approved and the Company implemented a one-time stock option exchange program that affected certain Company employees, including certain executive officers. Under the program, any employee holding an option with an exercise price of $13.00 per share or more could elect to have that option cancelled and, subject to the employee’s continued employment with the Company, be granted a new option at a later date at a ratio of 0.9 new option shares for each share covered by the cancelled option. The cancellations were effective January 2, 2003, and the new options were granted July 3, 2003. The new options have an exercise price equal to the fair market value of the Company’s common stock on the grant date and are subject to a new two-year vesting period.

In determining Mr. Serrao’s compensation for 2003, the Compensation Committee evaluated achievement of corporate, individual and organizational objectives for the year, including the Company’s financial performance, as well as other more subjective considerations, such as the Company’s progress with respect to strategic objectives and overall development of Company management personnel. Mr. Serrao’s base salary for 2003 was $350,000. Mr. Serrao was also awarded an incentive bonus of $208,000 for 2003 based upon the Company’s achievement of pre-determined targets related to operating income and earnings per share for the year. In addition, Mr. Serrao was awarded an option to purchase 8,129 shares of the Company’s Common Stock at an exercise price of $8.98 per share, and he participated in the stock option exchange program described above, both of which are intended to provide him with a long-term incentive tied to the Company’s performance.

Robert E. Hunter, D.M.D.

Martin J. Mannion

Derril W. Reeves

PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative total return of a hypothetical investment in the Company’s Common Stock with the cumulative total return of a hypothetical investment in each of the Russell 2000 Index and a peer group of companies from the Standard and Poor’s Health Care Sector Index based on the respective market price of each such investment for each of the years ended December 31, 1999, 2000, 2001, 2002 and 2003 assuming in each case an initial investment of $100 was made on December 31, 1998 and the reinvestment of dividends.

	Cumulative Total Return
	12/98	12/99	12/00	12/01	12/02	12/03
American Dental Partners, Inc.	100.00	60.54	64.86	54.49	75.76	98.16
Russell 2000	100.00	121.26	117.59	120.52	95.83	141.11
S & P Health Care Sector	100.00	89.34	122.44	107.81	87.52	100.69

PROPOSAL 1 – AMENDMENT OF THE COMPANY’S 1996 DIRECTORS STOCK OPTION PLAN TO AUTHORIZE ADDITIONAL COMMON SHARES AVAILABLE FOR GRANT

The Company’s Board of Directors originally adopted the Amended and Restated 1996 Directors Stock Option Plan, as amended (the “Directors Plan”), in September 1996, and it was approved by the Company’s shareholders on October 29, 1997. On February 25, 2003, the Board of Directors approved an increase of 75,000 shares for the Directors Plan. This increase was approved by the Company’s shareholders at last year’s Annual Meeting. The Board of Directors has approved a further amendment to the Directors Plan to increase the number of shares subject to the Directors Plan, as more fully described below, and directed that the amendment be submitted to the Company’s shareholders for approval. The amendment will not be effective absent shareholder approval.

Description of the Directors Plan

The Directors Plan was originally adopted in September 1996 to grant options to those directors of the Company who are not employees or officers of the Company or any subsidiary of the Company. The objective of the Directors Plan is to advance the interests of the Company and its stockholders by providing eligible directors with an opportunity to participate in the Company’s future prosperity and growth and an incentive to increase the value of the Company based on the Company’s performance, development and financial success.

Options granted under the Directors Plan are not intended to qualify as incentive stock options under Section 422 of the Code. The Directors Plan is administered by the Directors Stock Option Plan Committee, the members of which shall not include any directors eligible to receive awards under the Directors Plan. The exercise price per share issuable under the Directors Plan shall be determined by the Committee but shall not be less than the fair market value per share on the date the option is granted. Options granted under the Directors Plan shall be exercisable for a period of ten years after the date on which the options are granted. Options granted under the Directors Plan are exercisable at such time or times and on the basis of such criteria, including the performance of the Company, as the Directors Stock Option Plan Committee determines at the time of grant. Unless otherwise determined by the Directors Stock Option Plan Committee at the time a director ceases to be a director eligible to participate in the Plan, any non-vested portion of the option granted to such director under the Directors Plan automatically terminates and the vested but unexercised portion of any option will terminate 90 days after the grantee of such option ceases to be eligible to participate in the Directors Plan (such 90-day period becomes one year if the grantee’s status as an eligible director terminates because of the grantee’s death or disability).

Description of the Amendment

Prior to the Board of Directors’ approval of an additional 125,000 shares on February 24, 2004, the total number of shares of Common Stock subject to the Directors Plan was 260,000.

As proposed to be amended, the total number of shares available for grant would be increased by 125,000 shares, which would mean that a total of 385,000 shares would be available for issuance under the Directors Plan, of which 234,250 options to acquire shares were outstanding as of March 12, 2004. The guidance and direction provided by the Board of Directors has been and is expected to continue to be of great value to the Company. Grants of options under the Directors Plan help the Company retain directors and continue to have the benefit of their guidance and direction.

The affirmative vote of the holders of a majority of the Common Shares entitled to vote and present or represented by proxy at the Annual Meeting will be required for approval of this proposal. Broker non-votes and abstentions will have the same effect as votes against the proposal.

The Board of Directors recommends a vote FOR Proposal 1.

INDEPENDENT PUBLIC ACCOUNTANTS

Change in Independent Accountants

On November 20, 2003 the Company, acting through the Audit Committee, engaged PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent accountant for the year ending December 31, 2003. PWC replaced KPMG LLP (“KPMG”), which was dismissed as the Company’s independent accountant by the Audit Committee effective November 18, 2003. The dismissal was approved by the Audit Committee. The decision to dismiss KPMG was communicated by the Company to KPMG on November 19, 2003.

The audit reports of KPMG on the Company’s consolidated financial statements as of and for the years ended December 31, 2002 and 2001 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements as of and for the two years ended December 31, 2002 and in the subsequent interim period through November 18, 2003, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of KPMG would have caused KPMG to make reference to the matter in their report.

During the two most recent years and the subsequent interim period through November 18, 2003 neither the Company nor anyone on behalf of the Company consulted with PWC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or on any matter considered important by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K, or any reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Independent Accountants for 2004

PWC has been selected by the Board of Directors as the independent accountants for the Company for its fiscal year ending December 31, 2004.

It is expected that a representative of PWC will be present at the Annual Meeting and will be given an opportunity to make a statement if desired and to respond to appropriate questions.

Independent Accountants Fees

The following table presents fees for services rendered by our principal independent accountants during the last two fiscal years, PWC in 2003 and KPMG in 2002:

	2003	2002
Audit fees	$207,900	$188,000
Audit-related fees (1)	—	121,000
Tax fees (2)	—	85,000
All other fees	—	—

(1)	Includes services rendered for due diligence performed on acquisition/affiliation transactions, audit of the Company's 401(k) plans and review of registration statement on Form S-4.

(2)	Consist primarily of tax compliance and preparation services.

Auditor Independence

None of the time devoted by PWC on its engagement to audit the Company’s financial statements for the year ended December 31, 2003 is attributable to work performed by persons other than PWC employees.

Audit Committee Pre-Approval Policies and Procedures

Beginning in April 2003, the Audit Committee has pre-approved all audit and non-audit services provided to the Company by its independent accountants. The Audit Committee has not adopted a pre-approval policy that would permit management to engage the independent accountants. However, the Chairman of the Audit Committee may pre-approve the rendering of services on behalf of the Audit Committee, provided that each pre-approval by the Chairman is presented to the full Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) at the 2005 annual meeting of shareholders must be received by the Company on or before December 2, 2004, for inclusion in the proxy statement and form of proxy relating to the 2005 annual meeting of shareholders. In order for a shareholder proposal outside of Rule 14a-8 under the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposal must be received by the Company no later than February 13, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and owners of 10% of the Company’s common stock, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. Executive officers, directors and owners of 10% of the common stock are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). To our knowledge, based solely on our review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% beneficial owners were complied with.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

On March 11, 2004, the Company’s Board of Directors adopted a Code of Business Conduct and Ethics which applies to all directors, executive officers and employees of the Company. The Company’s Code of Business Conduct and Ethics has been included as Exhibit 14.1 as part of the Company’s 2003 Form 10-K filed with the SEC.

Shareholder Communications with the Board of Directors

The Company’s Board of Directors believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, there are two methods communications can occur. Any shareholder can mail or deliver a written communication to the Board, addressed to the Chariman of the Board at the Company’s corporate office. Each such communication will be distributed to the entire Board by the Chairman of the Board. Any shareholder who desires to communicate with the non-management directors of the Board can mail or deliver a written communication to the Chairman of the Audit Committee, addressed to the Audit Committee Chairman at the Company’s corporate office. Each such communication will be forwarded by the Company to the Audit Committee Chairman, and the Audit Committee Chairman or his designee will distribute a copy of each such communication to the other non-management directors.

OTHER MATTERS

Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors, and regular employees, personally or by telephone or telegraph. If there are follow-up requests for proxies, the Company may employ other persons for such purpose.

APPENDIX A

AMERICAN DENTAL PARTNERS, INC.

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER

Adopted March 11, 2004

A.    Purposes of the Committee

The primary purposes of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of American Dental Partners, Inc. (the “Company”) are to: (i) assist the Board in overseeing (a) the integrity of the financial statements of the Company, the accounting and financial reporting processes of the Company, and the Company’s systems of internal accounting and financial controls, (b) the qualifications and independence of the Company’s independent public accountants (the “independent auditor”), (c) the audits of the Company’s financial statements and the performance of the Company’s independent auditor, and (d) the Company’s compliance with legal and regulatory requirements; and (ii) prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

In discharging its responsibilities, the Committee is not itself responsible for planning or conducting audits or for any determination that the Company’s financial statements are complete and accurate or in accordance with generally accepted accounting principles (“GAAP”) or applicable rules and regulations. This is the responsibility of Company management and the independent auditor.

B.    Composition of the Committee

The Committee shall consist of no fewer than three directors, each of whom shall be an independent director, as defined by the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”). In addition, each member of the Committee shall meet the independence and experience standards required of audit committee members under the rules and regulations of the SEC and Nasdaq and applicable law.

The members of the Committee shall be appointed and serve at the pleasure of the Board. Vacancies on the Committee may be filled by the Board, and members of the Committee may be removed only by the Board.

C.    Meetings and Procedures of the Committee

The Committee shall hold such regular and special meetings, either in person or by conference call, as may be required for the performance of the Committee’s responsibilities under this charter or as the Committee deems necessary. The Committee may also take action in a writing or writings signed by all Committee members. The Committee may form and delegate authority to subcommittees of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services as described in Section D.2, below.

The Committee shall meet periodically with management and the independent auditor in separate executive sessions. The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting of the Committee to provide such information as the Committee requests or to meet with any members of, or consultants to, the Committee.

D.    Committee Authority and Responsibilities

The Committee shall have the following authority and responsibilities:

1.    Engagement of Independent Auditor. The Committee shall have the sole authority to engage the independent auditor and replace the independent auditor when the Committee may deem it appropriate. The

Committee shall have direct authority for oversight of the work of the independent auditor related to preparing or issuing an audit report or related work, or performing other audit, review or attestation services for the Company, including resolution of disagreements between management and the independent auditor regarding financial reporting.

2.    Preapproval of Audit and Non-Audit Services. The Committee must preapprove all auditing services and permitted non-audit services to be performed for the Company by the independent auditor (including the related fees and terms), subject to such de minimus exceptions for non-audit services described in the Securities and Exchange Act of 1934, as amended, and the rules and regulations thereunder which are approved by the Committee prior to completion of the audit. The Committee may adopt such related policies and procedures, consistent with the SEC and Nasdaq rules and regulations and applicable law, as the Committee shall deem appropriate.

3.    Independence and Performance of Independent Auditor. The Committee shall receive periodic reports from the independent auditor as required by the Independence Standards Board (or any successor body) regarding the auditor’s independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditor, and if the Committee deems it appropriate, take action to satisfy itself of the independence of the auditor. The Committee shall review the performance of the Company’s independent auditor at least annually.

4.    Audit Plans. The Committee shall discuss with the independent auditor the overall scope and plans for each audit, including factors that may affect the effectiveness and timeliness of the audit, and discuss with management and the independent auditor, among other things, the Company’s major risk exposures (whether financial, operating or otherwise) and the steps management has taken to monitor and control those exposures, including the Company’s risk assessment and risk management policies.

5.    Review of Disclosure Controls and Procedures. The Committee shall review periodically with the Chief Executive Officer and the Chief Financial Officer management’s conclusions about the efficacy of the Company’s disclosure controls and procedures, including any significant deficiencies in the design or operation of such controls and procedures, material weaknesses, and any fraud involving management or other employees who have a significant role in the Company’s internal controls. The Committee shall review with the independent auditor management’s annual internal control report, including the independent auditor’s attestation of that report, if any.

6.    Review of Annual SEC Filings. The Committee shall review and discuss with management and the independent auditor the financial information to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K). The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards, applicable law or listing standards. Based on such review and discussions, the Committee shall make a determination whether to recommend to the Board that the audited financial statements be included in the Company’s Form 10-K.

7.    Consultation with Independent Auditor. The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered in connection with the annual audit or otherwise, including any restrictions on the scope of activities or access to required information, any disagreements with management regarding GAAP or other matters, material adjustments to the financial statements recommended by the independent auditor and adjustments that were proposed but “passed,” regardless of materiality. The Committee also shall review any management letter issued or proposed to be issued by the independent auditor and the Company’s response to that letter.

8.    Preparation of Report for Proxy Statement. The Committee shall produce the report required to be included in the Company’s annual proxy statement in accordance with applicable rules and regulations.

9.    Review of Quarterly SEC Filings and Other Communications. The Committee shall review and discuss with management and the independent auditor the quarterly financial information to be included in the

Company’s Quarterly Reports on Form 10-Q. The Committee also shall review and discuss with management the Company’s earnings press releases.

10.    Review of Additional Matters. The Committee shall review with management and the independent auditor: (a) material issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and material issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (c) the effect of regulatory and accounting initiatives.

11.    Anonymous Reporting. The Committee shall establish procedures for the receipt, retention and handling of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding accounting or auditing matters.

12.    Review of Legal and Regulatory Compliance. The Committee shall periodically review with management and the independent auditor any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company’s financial statements, accounting or auditing matters, or compliance with such codes of ethics or conduct or similar policies as the Company may have in effect from time to time. The Committee also shall meet periodically with legal counsel to the Company to review material legal affairs of the Company and the Company’s compliance with applicable law and listing standards.

13.    Related Party Transactions. All related party transactions, as defined in the Nasdaq rules and regulations, involving the Company or any of its subsidiaries shall be subject to the prior approval of the Committee.

14.    Other Authority and Responsibilities. The Committee shall have such additional authority and responsibilities as may be granted to or imposed upon the Committee from time to time under applicable law, SEC rules, or Nasdaq rules or listing standards. The Committee also shall carry out such other duties that may be delegated to it by the Board.

E.    Investigations; Outside Advisors

The Committee may conduct or authorize such investigations into or reviews of matters within the Committee’s authority and responsibilities as it considers appropriate, and may retain, at the Company’s expense, such outside legal, accounting or other advisors as it deems necessary. The Committee and any advisors retained by it shall have full access to all books, records, facilities, and personnel of the Company in connection with any such investigation or review.

F.    Evaluation of Charter

The Committee shall review this charter at least annually and suggest modifications to it as circumstances dictate, as determined by the Committee.

APPENDIX B

AMERICAN DENTAL PARTNERS, INC.

NOMINATING COMMITTEE CHARTER

Adopted March 11, 2004

A.    Purposes of the Committee

The purposes of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of American Dental Partners, Inc. (the “Company”) are to: (a) assist the Board by identifying individuals qualified to become Board members as needed; and (b) select or recommend to the Board nominees for election to the Board.

B.    Composition of the Committee

The Committee shall consist of one or more directors, each of whom shall be an independent director, as defined by the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”). The members of the Committee shall be appointed by and serve at the pleasure of the Board. Vacancies in the Committee may be filled by the Board, and members of the Committee may be removed only by the Board.

C.    Meetings and Procedures of the Committee

The Committee shall hold such regular and special meetings, either in person or by conference call, as may be required for the performance of the Committee’s responsibilities under this charter or as the Committee deems necessary. The Committee may also take action in a writing or writings signed by all Committee members. The Committee may form and delegate authority to subcommittees of one or more members when the Committee deems it appropriate.

D.    Committee Responsibilities

The Committee shall have the following authority and responsibilities:

1.    The Committee shall consider, and review with the Board periodically, the desired skills and characteristics for Board members and assess the qualifications of proposed nominees for election to the Board. This assessment shall take into account proposed nominees’ qualifications as independent, as well as age, skill, and experience in the context of the needs of the Board. At a minimum, Board members should share the values of the Company and possess high personal and professional integrity, the ability to exercise sound business judgment, and the availability and willingness to devote sufficient time to Board activities. The Committee may establish additional minimum qualifications for director nominees as it deems appropriate.

2.    The Committee shall select, or recommend to the Board, director nominees for election at each annual meeting of the Company’s shareholders and any other meetings of the shareholders at which directors are to be elected. The Committee also shall select, or recommend to the Board, director nominees to fill vacancies in the Board.

3.    The Committee shall consider individuals recommended by shareholders of the Company for membership on the Board, provided that, to be considered, a recommendation must be made in a written notice addressed to the Chairman of the Board of the Company at the Company’s corporate offices, including, at a minimum, the following items, or such additional or other items as may be determined by the Committee from time to time: (a) the name and address (as they appear on the Company’s books) and telephone number of the shareholder making the recommendation, including information on the number of shares owned, and if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; (b) the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience, and qualifications of that individual; (c) a written acknowledgement

B-1

by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Committee desires to do so; (d) the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, or with any competitor of the Company, whether direct or indirect; and (e) if known to the shareholder, any material interest of such shareholder or individual being recommended in any business or proposals to be presented at the Company’s next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).

E.    Outside Advisors

The Committee may retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other terms of the engagement, with the fees to be borne by the Company.

B-2

REVOCABLE PROXY

AMERICAN DENTAL PARTNERS, INC.

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF SHAREHOLDERS

APRIL 30, 2004

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Breht Feigh and Michael Vaughan, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend the annual meeting of shareholders of American Dental Partners, Inc. to be held at the offices of Summit Partners located at 222 Berkeley Street, 18th Floor, Boston, Massachusetts 02116, on Friday, April 30, 2004, at 1:00 p.m., local time, or any adjournments thereof, and to vote the number of shares of the Company which the undersigned would be entitled to vote, and with all the power the undersigned would possess if personally present.

1.	Election of Class I Directors, to serve a term of three years expiring in 2007 and until his successor has been duly elected and qualified.

            Robert E. Hunter, D.M.D.                For    ☐            Withhold    ☐

            Gregory T. Swenson, D.D.S.             For    ☐            Withhold    ☐

2.	To approve an increase of 125,000 shares of common stock reserved for issuance under American Dental Partners 1996 Directors Stock Option Plan.

                    For    ☐            Against    ☐            Abstain    ☐

3.	On such other business as may properly come before the meeting.

The Proxies will vote as specified above, or if a choice is not specified, they will vote FOR the nominees listed in Item 1 and FOR the Proposal in Item 2.

(Please sign exactly as your name or names appear hereon, indicating where proper, official position or representative capacity)

Please be sure to sign and date

this Proxy in the box below.

Date

Stockholder sign above—————Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

AMERICAN DENTAL PARTNERS, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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